UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2012 (October 10, 2012)

American Learning Corporation

(Exact name of registrant as specified in its charter)

New York	0-14807	11-2601199
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

One Jericho Plaza, Jericho, New York	11753
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (516) 938-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective July 1, 2012, Interactive Therapy Group Consultants, Inc., a wholly-owned subsidiary of American Learning Corporation (the “Company”), entered into a non-exclusive requirements agreement (the “Agreement”) with the New York City Department of Education (the “NYCDOE”) to provide preschool special education services and/or programs for New York City resident preschool students with disabilities. The term of the Agreement is from July 1, 2012 through June 30, 2017 and has an estimated value of $950,000 per year during the term of the Agreement. In addition to specific causes for termination as set forth in the Agreement, the NYCDOE may elect to terminate the Agreement at the end of any year during the term of the Agreement.

The foregoing description of the Agreement is qualified in its entirety by reference to the provisions of the Agreement attached to this report as Exhibit 10.26.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 10, 2012, the Company received a deficiency letter from The Nasdaq Stock Market LLC indicating that for 30 consecutive business days the Company’s common stock had a closing bid price below the $1.00 minimum closing bid as required for continued listing set forth in Nasdaq Listing Rule 5550(a)(2). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided a grace period of 180 calendar days, or until April 8, 2013, to regain compliance with this requirement.

At this time, this notification has no effect on the listing of the Company’s common stock on The Nasdaq Capital Market.

The Company can regain compliance with the minimum closing bid price rule if the bid price of its common stock closes at $1.00 or higher for a minimum of 10 consecutive business days during the initial 180 calendar day compliance period, although Nasdaq may, in its discretion, require the Company to maintain a bid price of at least $1.00 per share for a period in excess of 10 consecutive business days (but generally no more than 20 consecutive business days) before determining that the Company has demonstrated the ability to maintain long-term compliance. If compliance is not achieved by April 8, 2013, the Company may be eligible for an additional 180 calendar day grace period if it meets The Nasdaq Capital Market initial listing criteria as set forth in Nasdaq Listing Rule 5505 other than the minimum closing bid price requirement. If the Company is not eligible for such additional grace period, or does not regain compliance during any additional compliance period, Nasdaq will provide written notice to the Company that its securities will be delisted from The Nasdaq Capital Market. At such time, the Company would be able to appeal the delisting determination to the Nasdaq Listing Qualifications Department.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.26	Requirements Agreement for Special Education Itinerant Services between Interactive Therapy Group Consultants, Inc. and the New York City Department of Education dated July 1, 2012.

Exhibit 99.1	Press Release of American Learning Corporation, dated October 12, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2012	AMERICAN LEARNING CORPORATION

	By:	/s/ Gary Gelman
Gary Gelman
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.26	Requirements Agreement for Special Education Itinerant Services between Interactive Therapy Group Consultants, Inc. and the New York City Department of Education dated July 1, 2012.

Exhibit 99.1	Press Release of American Learning Corporation, dated October 12, 2012.

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